Exhibit 99.2

Pregis Holding II Corporation

Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements present financial information to give effect to the sale of the Kobusch-Sengewald business to be accounted for in accordance with Accounting Standards Codification (“ASC”) Topic 360, Property, Plant and Equipment. The unaudited pro forma condensed consolidated statements of earnings present the consolidated results of continuing operations of the company, assuming the sale occurred as of January 1, 2008. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 presents the consolidated financial position of the company, assuming the sale occurred on that date. The Kobusch-Sengewald business has not been previously reported as discontinued operations. Beginning with the year ended December 31, 2011 condensed and consolidated financial statements, the company will report these results as such. As of September 30, 2011, the assets and liabilities of the business were normal assets and liabilities in continuing operations. The unaudited financial information is subject to the assumptions and adjustments in the notes accompanying the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements also present financial information to give effect of the sale of the Hexacomb business which was closed and completed on December 1, 2011. Unaudited pro forma condensed consolidated financial statements were disclosed previously in a separate filing and are now being included again given the timing of the Kobusch-Sengewald divestiture. The Hexacomb unaudited pro forma condensed consolidated financial statements have also been accounted for in accordance with ASC Topic 360, Property, Plant and Equipment. Beginning with the third quarter ended September 30, 2011, the company reported the results of the Hexacomb business as discontinued operations. As of September 30, 2011, the assets and liabilities of the Hexacomb business were classified as assets and liabilities of discontinued operations held for sale. The unaudited financial information is subject to the assumptions and adjustments in the notes accompanying the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the sale of the businesses. The adjustments are based upon presently available information and assumptions that management believes are reasonable under the circumstances as of the date of this filing. However, actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the company included in its Annual Report on Form 10-K for the year ended December 31, 2010 and the unaudited financial statements filed in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2010.

The unaudited pro forma condensed consolidated financial information presented is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have occurred had the sale been completed as of the dates presented nor is it intended to be indicative of future results of operations or financial position.

Pregis Holding II Corporation

Pro Forma Consolidated Statements of Operations

(Unaudited)

(dollars in thousands)

	Nine Months Ended September 30, 2011
	Continuing Operations As Reported(A)	Less Discontinued Operations(B)	Adjusted Continuing Operations
Net Sales	$625,217	$(223,660)	$401,557
Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	498,258	(180,235)	318,023
Selling, general and administrative	81,712	(17,208)	64,504
Depreciation and amortization	35,036	(12,022)	23,014
Goodwill impairment	18,072	—	18,072
Other operating expense, net	4,240	(341)	3,899

Total operating costs and expenses	637,318	(209,806)	427,512

Operating loss from continuing operations	(12,101)	(13,854)	(25,955)
Interest expense, net of interest income	37,592	1	37,593
Foreign exchange loss, net	1,170	(22)	1,148

Loss from continuing operations before income taxes	(50,863)	(13,833)	(64,696)
Income tax expense (benefit)	(2,866)	(4,049)	(6,915)

Loss from continuing operations	$(47,997)	$(9,784)	$(57,781)

See Notes to Pro Forma Consolidated Financial Statements.

Pregis Holding II Corporation

Pro Forma Consolidated Statements of Operations

(Unaudited)

(dollars in thousands)

	Year ended December 31, 2010
	As Reported	Less Discontinued Operations(C)	Intermediate Pro Forma Adjusted	Less Discontinued Operations(B)	Adjusted Continuing Operations

Net Sales	$873,206	$(101,578)	$771,628	$(267,451)	$504,177
Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	684,498	(74,374)	610,124	(214,821)	395,303
Selling, general and administrative	130,057	(16,033)	114,024	(24,981)	89,043
Depreciation and amortization	46,454	(2,718)	43,736	(14,261)	29,475
Other operating expense, net	9,442	(363)	9,079	11	9,090

Total operating costs and expenses	870,451	(93,488)	776,963	(254,052)	522,911

Operating income (loss) from continuing operations	2,755	(8,090)	(5,335)	(13,399)	(18,734)
Interest expense	48,364	(106)	48,258	52	48,310
Interest income	(254)	60	(194)	—	(194)
Foreign exchange (income) loss, net	642	(27)	615	1,106	1,721

Loss from continuing operations before income taxes	(45,997)	(8,017)	(54,014)	(14,557)	(68,571)
Income tax expense (benefit)	(8,925)	(2,822)	(11,747)	(4,233)	(15,980)

Loss from continuing operations	$(37,072)	$(5,195)	$(42,267)	$(10,324)	$(52,591)

See Notes to Pro Forma Consolidated Financial Statements.

Pregis Holding II Corporation

Pro Forma Consolidated Statements of Operations

(Unaudited)

(dollars in thousands)

	Year ended December 31, 2009
	As Reported	Less Discontinued Operations(C)	Intermediate Pro Forma Adjusted	Less Discontinued Operations(B)	Adjusted Continuing Operations
Net Sales	$801,224	$(88,743)	$712,481	$(255,964)	$456,517
Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	609,515	(66,868)	542,647	(196,964)	345,683
Selling, general and administrative	117,048	(14,927)	102,121	(22,847)	79,274
Depreciation and amortization	44,783	(2,984)	41,799	(12,222)	29,577
Other operating expense, net	14,980	(1,701)	13,279	(711)	12,568

Total operating costs and expenses	786,326	(86,480)	699,846	(232,744)	467,102

Operating income (loss) from continuing operations	14,898	(2,263)	12,635	(23,220)	(10,585)
Interest expense	42,604	(124)	42,480	121	42,601
Interest income	(394)	79	(315)	24	(291)
Foreign exchange (income) loss, net	(6,303)	119	(6,184)	2,174	(4,010)

Loss from continuing operations before income taxes	(21,009)	(2,337)	(23,346)	(25,539)	(48,885)
Income tax expense (benefit)	(2,999)	(1,039)	(4,038)	(7,191)	(11,229)

Loss from continuing operations	$(18,010)	$(1,298)	$(19,308)	$(18,348)	$(37,656)

See Notes to Pro Forma Consolidated Financial Statements.

Pregis Holding II Corporation

Pro Forma Consolidated Statements of Operations

(Unaudited)

(dollars in thousands)

	Year ended December 31, 2008
	As Reported	Less Discontinued Operations(C)	Intermediate Pro Forma Adjusted	Less Discontinued Operations(B)	Adjusted Continuing Operations

Net Sales	$1,019,364	$(118,828)	$900,536	$(287,149)	$613,387
Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	798,690	(88,356)	710,334	(235,723)	474,611
Selling, general and administrative	127,800	(18,011)	109,789	(23,903)	85,886
Depreciation and amortization	52,344	(3,347)	48,997	(15,120)	33,877
Goodwill impairment	19,057	—	19,057	—	19,057
Other operating expense, net	8,146	(854)	7,292	155	7,447

Total operating costs and expenses	1,006,037	(110,568)	895,469	(274,591)	620,878

Operating income (loss) from continuing operations	13,327	(8,260)	5,067	(12,558)	(7,491)
Interest expense	49,069	(226)	48,843	8	48,851
Interest income	(875)	86	(789)	125	(664)
Foreign exchange (income) loss, net	14,728	(139)	14,589	(7,710)	6,879

Loss from continuing operations before income taxes	(49,595)	(7,981)	(57,576)	(4,981)	(62,557)
Income tax expense (benefit)	(1,865)	(3,043)	(4,908)	(4,208)	(9,116)

Loss from continuing operations	$(47,730)	$(4,938)	$(52,668)	$(773)	$(53,441)

See Notes to Pro Forma Consolidated Financial Statements.

Pregis Holding II Corporation

Pro Forma Consolidated Balance Sheets

September 30, 2011

(unaudited)

(dollars in thousands, except share and per share data)

	As Reported	Pro Forma Adjustments		Pro Forma Adjustments(G)		Pro Forma Adjustments		Pro Forma Adjusted
Assets
Current assets
Cash and cash equivalents	$21,247	$112,500	(D)	$(4,920)		$194,000	(E)	$322,827
Accounts receivable
Trade, net of allowances of $8,536 and $7,151 respectively	123,328	—		(49,265)		—		74,063
Other	16,407	—		(13,338)		—		3,069
Inventories, net	89,869	—		(44,565)		—		45,304
Deferred income taxes	3,186	—		363		—		3,549
Due from Pactiv	1,167	—		(1,071)		—		96
Assets held for sale	99,465	(99,465	)(F)	—		—		—
Prepayments and other current assets	9,308	—		(2,055)		—		7,253

Total current assets	363,977	13,035		(114,851)		194,000		456,161
Property, plant and equipment, net of accumulated depreciation of $215,546 and $190,927, respectively	180,149	—		(67,426)		—		112,723
Other assets
Goodwill	60,510	—		(18,432)		—		42,078
Intangible assets, net	45,707	—		(4,229)		—		41,478
Deferred financing costs, net	6,218	—		(624)		—		5,594
Due from Pactiv, long-term	6,322	—		—		—		6,322
Pension and related assets	11,859	—		(508)		—		11,351
Restricted Cash	3,503	—		—		—		3,503
Other	383	—		(11,755)		—		(11,372)

Total other assets	134,502	—		(35,548)		—		98,954

Total assets	$678,628	$13,035		$(217,825)		$194,000		$667,838

Liabilities and stockholder's equity
Current liabilities
Current portion of long-term debt	$2,601	(2,500	)(D)	—		—		$101
Accounts payable	98,652	—		(42,806)		—		55,846
Accrued income taxes	—	5,378	(H)	(2,449)		2,000	(I)	4,929
Accrued payroll and benefits	14,775	—		(4,906)		—		9,869
Accrued interest	12,653	—		—		—		12,653
Liabilities held for sale	18,469	(18,469	)(F)	—		—		—
Other	18,141	—		(3,901)		—		14,240

Total current liabilities	165,291	(15,591)		(54,062)		2,000		97,638

Long-term debt	492,081	(5,000	)(D)	(11,500)		(11,500	)(E)	464,081
Deferred income taxes	13,721	—		(3,813)		—		9,908
Long-term income tax liabilities	3,990	—		—		—		3,990
Pension and related liabilities	3,732	—		(958)		—		2,774
Other	13,808	—		2		—		13,810
Stockholder's equity:
Common stock – $0.01 par value; 1,000 shares authorized 149.0035 shares issued and outstanding at September 30, 2011 and December 31, 2010	—	—		—		—		—
Additional paid-in capital	155,992	—		(9)		—		155,983
Accumulated deficit	(161,374)	33,626	(J)	(151,834)		203,500	(K)	(76,082)
Accumulated other comprehensive loss	(8,613)	—		4,349		—		(4,264)

Total stockholder's equity	(13,995)	33,626		(147,494	)(K)	203,500		75,637

Total liabilities and stockholder's equity	$678,628	$13,035		$(217,825)		$194,000		$667,838

See Notes to Pro Forma Consolidated Financial Statements.

Pregis Holding II Corporation

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements give effect to the sale of both the Kobusch Sengewald and Hexacomb businesses to be accounted for as discontinued operations. The unaudited pro forma condensed consolidated statements of earnings are presented as if the sales occurred as of January 1, 2008. The anticipated nonrecurring after-tax gain on the sales is not reflected in the pro forma condensed consolidated statements of earnings. The unaudited pro forma condensed balance sheet is presented as if the sales occurred on September 30, 2011 and is based on the historical balance sheets as of that date. The nonrecurring after-tax gains are reflected in the pro forma balance sheet.

A.	In the third quarter report filed on Form 10-Q, the results of the Hexacomb business were reported as discontinued operations and therefore were excluded from continuing operations.

B.	The Discontinued Operations columns in the unaudited pro forma information represent the historical financial results of the company’s Kobusch-Sengewald business.

C.	The Discontinued Operations columns in the unaudited pro forma information represent the historical financial results of the company’s Hexacomb business.

D.	The Pro Forma adjustments represent anticipated proceeds from the sale of Hexacomb of $125 million, less $5.0 million of transaction costs and expenses associated with selling the business, less the $7.5 million of net proceeds expected to be used to pay down a portion of ABL debt. The remaining net proceeds will be used to pay income taxes associated with the sale and for general corporate purposes.

E.	The Pro Forma adjustments represent anticipated proceeds from the sale of Kobusch-Sengewald of €160 million ($214 million USD), less $8.5 million of transaction costs and expenses associated with selling the business, less the $11.5 million of net proceeds expected to be used to pay down a portion of ABL debt. The remaining net proceeds will be used to pay income taxes associated with the sale and for general corporate purposes.

F.	The Pro Forma adjustments represent the elimination of the assets and liabilities of the Hexacomb discontinued operations classified as assets and liabilities held for sale.

G.	The Pro Forma adjustments represent the elimination of the assets and liabilities of the Kobusch-Sengewald assets and liabilities which were classified as continuing operations.

H.	The Pro Forma adjustment represents the taxes payable of $5.4 million associated with the sale of Hexacomb.

I.	The Pro Forma adjustment represents the taxes payable of $2.0 million associated with the sale of Kobusch-Sengewald.

J.	The estimated after-tax gain of approximately $33.6 million as related to the Hexacomb sale is reflected as an adjustment to retained earnings. The after-tax gain includes the tax impact described in note (H). This estimate is based on the historical information as of September 30, 2011. Actual adjustments may differ from the information presented.

K.	The estimated after-tax gain of approximately $56.0 million as related to the Kobusch-Sengewald sale is reflected as an adjustment to retained earnings. The after-tax gain includes the tax impact described in note (I). This estimate is based on the historical information as of September 30, 2011. Actual adjustments may differ from the information presented.